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                                  PRESS RELEASE



Contact:  Paul Ryder of Echlin Inc.
          (203) 481-5751

                                                         For Immediate Release

                          ECHLIN RESPONDS TO SPX LETTER

BRANFORD, Conn., March 6, 1998 -- Larry McCurdy, Chairman, President and
Chief Executive Officer of Echlin Inc., (NYSE: ECH) today responded to a letter sent to the Echlin Board of Directors by SPX Corporation (NYSE: SPW):

Mr. McCurdy stated, "SPX's attacks upon Echlin and its Board are not only gratuitous, but false and misleading.

"Our corporate governance, even after implementation of any proposed Connecticut legislation, provides shareholders with more say in our company than SPX shareholders have over what SPX's Board is empowered to do. Specifically, despite what Mr. Blystone says in his letter, Echlin's shareholders can change the full Board at each and every annual meeting and for cause at any special meeting. By contrast, the SPX shareholders can only change the SPX Board over a three-year period.

"As for his ad hominem attack on the possible amendment of Connecticut law, Mr. Blystone should know that the Connecticut Legislature is reconsidering its statutory protection for Connecticut corporations specifically because of the weaknesses that SPX's own actions have exposed.

"Indeed, SPX, as a Michigan company incorporated in Delaware, enjoys greater defenses than Echlin does under Connecticut law. SPX, for example, is not subject to a special meeting provision to recall its board members and SPX has additionally instituted numerous defenses, which Echlin has not, such as a staggered board.

"To accuse Echlin of 'extreme defensive tactics' in this context is absurd," he concluded.

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